Exhibit 23.2

Paritz & Company, P.A.	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201)342-7753 Fax: (201) 342-7598

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2015 Stock Option Plan of Royal Energy Resources, Inc. of our report dated November 24, 2015, with respect to the financial statement of Royal Energy Resources, Inc. included in its Annual Report on Form 10-K for the year ended August 31, 2015, filed with the Securities and Exchange Commission.

/s/ Paritz & Company, P.A.

Hackensack, NJ
January 29, 2018

Paritz & Company, P.A.	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201)342-7753 Fax: (201) 342-7598

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Royal Energy Resources, Inc. of our report dated November 24, 2015, relating to our audit of the financial statements of Royal Energy Resources, Inc. which appear in the Annual Report on Form 10-K of Royal Energy Resources, Inc. for the year ended August 31, 2015.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Paritz & Company, P.A.

Hackensack, NJ
January 29, 2018